Exhibit 99.1

CONSTELLATION BRANDS ANNOUNCES PRICING
OF TENDER OFFERS FOR OUTSTANDING SERIES
OF ITS 3.20% AND 4.25% SENIOR NOTES DUE 2023

VICTOR, N.Y., May 6, 2022 - Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that it has priced the previously announced series of cash tender offers (the “Offers”) for any and all of its outstanding 3.20% Senior Notes due 2023 and 4.25% Senior Notes due 2023 (collectively, the “Notes”). The Offers are being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 2, 2022 (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The Offer to Purchase and the Notice of Guaranteed Delivery are referred to together as the “Offer Documents.”

The Offers will expire today at 5:00 p.m., New York City time, unless extended or earlier terminated by the Company as described in the Offer Documents (such time and date, as they may be extended, the “Expiration Time”). Holders who validly tender (and do not validly withdraw) their Notes, or who deliver a properly completed and duly executed Notice of Guaranteed Delivery in accordance with the instructions in the Offer to Purchase, will be eligible to receive the applicable Tender Offer Consideration described below and in the Offer Documents.

Certain information regarding the Notes and the pricing for the Offers is set forth in the table below.

Title of Note	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Tender Offer Consideration(1)(2)
3.20% Senior Notes due 2023	21036PAX6	$600,000,000	1.500% UST due January 15, 2023	FIT3	1.770%	12.5 bps	$1,008.81
4.25% Senior Notes due 2023	21036PAL2	$1,050,000,000	1.625% UST due April 30, 2023	FIT4	2.145%	50.0 bps	$1,015.39
(1)Per $1,000 principal amount of Notes.
(2)The applicable Tender Offer Consideration is calculated on the basis of pricing for the U.S. Treasury Reference Security as of 11:00 a.m, New York City time, on May 6, 2022.

In addition, holders whose Notes are validly tendered pursuant to the applicable Offer (and not validly withdrawn) prior to the Expiration Time will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for all Notes tendered pursuant to such Offer (and not validly withdrawn) prior to the Expiration Time, including Notes tendered by Notice of Guaranteed Delivery. The Company expects the Settlement Date to occur on May 9, 2022. Notes tendered by Notice of Guaranteed Delivery (and not validly withdrawn) prior to the Expiration Time and accepted for purchase will be purchased on the first business day after the Expiration Time, which is expected to be May 9, 2022, assuming the Expiration Time is not extended, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered pursuant to the Offers (and not validly withdrawn) prior to the Expiration Time is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the completion of the Company’s previously announced offering of its new senior notes, which is expected to occur on the Settlement Date. The complete terms and conditions of the Offers are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully before making any decision with respect to the Offers.

The applicable “Tender Offer Consideration” listed in the table above for each $1,000 principal amount of Notes validly tendered pursuant to the applicable Offer (and not validly withdrawn) prior to the Expiration Time and accepted for purchase pursuant to such Offer was determined in the manner described in the Offer Documents by reference to the fixed spread for the applicable Notes specified in the table above plus the yield based on the applicable bid-side price of the U.S. Treasury Reference Security specified in the table above at 11:00 a.m., New York City time, on May 6, 2022.

The Company has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offers and BofA Securities as dealer manager for the Offers.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King, at (212) 269-5550 (collect) or (800) 591-8263 (toll-free) or stz@dfking.com. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/stz. Questions regarding the terms of the Offers should be directed to BofA Securities at (888) 292-0070 (toll free) or (980) 387-3907 (collect).

None of the Company, its board of directors, BofA Securities, D.F. King, or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether holders of the Notes should tender their Notes pursuant to the Offers. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and shall not constitute an offer to buy or a solicitation of an offer to sell any securities. This press release does not describe all the material terms of the Offers, and no decision should be made by any holder on the basis of this press release. The Offers are being made solely pursuant to the Offer Documents, and this press release must be read in conjunction with the Offer Documents. The Offer Documents contain important information that should be read carefully before any decision is made with respect to the Offers. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company by BofA Securities or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. If any holder is in any doubt as to the contents of this press release, or the Offer Documents, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements which are not historical facts and relate to future plans, events, or performance are forward-looking statements that are based upon management’s current expectations and are subject to risks and uncertainties. The forward-looking statements are based on management's current expectations and should not be construed in any manner as a guarantee that such events or results will in fact occur. All forward-looking statements speak only as of the date of this press release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Detailed information regarding risk factors with respect to the company and the new senior notes offering are included in the company’s filings with the SEC, including the prospectus and prospectus supplement for the senior notes offering.

ABOUT CONSTELLATION BRANDS
Constellation Brands is an international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Constellation’s brand portfolio includes Corona Extra, Modelo Especial, the Robert Mondavi Brand Family, Kim Crawford, Meiomi, The Prisoner Wine Company, and High West Whiskey.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 / michael.mcgrew@cbrands.com Amy Martin 585-678-7141 / amy.martin@cbrands.com	Patty Yahn-Urlaub 585-678-7483 / patty.yahn-urlaub@cbrands.com